Exhibit 16.1

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549	Fahn Kanne & Co.
USA	Head Office
32 Hamasger Street
Tel-Aviv 6721118, ISRAEL
PO Box 36172, 6136101

T +972 3 7106666
F +972 3 7106660
www.gtfk.co.il

Tel-Aviv, April 27, 2021

Re:	Wize Pharma, Inc.

File No. 333-224146

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Wize Pharma, Inc. dated April 27, 2021 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

Certified Public Accountants

Fahn Kanne & Co. is the Israeli member firm of Grant Thornton International Ltd.